Exhibit 99.2

PINNACLE ENTERTAINMENT, INC. 3800 Howard Hughes Parkway Las Vegas, Nevada 89109 NYSE: PNK

FOR FURTHER INFORMATION

At the Company – (702) 784-7777:

Dan Lee Chairman & CEO	Steve Capp CFO	Wade Hundley COO	Chris Plant Lewis Fanger Investor Relations

FOR IMMEDIATE RELEASE

January 11, 2005

Pinnacle Entertainment Announces Re-Opening of Belterra Casino Resort

LAS VEGAS, January 11, 2005 — Pinnacle Entertainment, Inc. (NYSE: PNK - News) announced today that, after receiving approval from the Coast Guard, the Company re-opened the riverboat casino portion of Belterra Casino Resort at 1:00 p.m. EST. Minor modifications were made to the riverboat’s main entrance to enable the casino to re-open sooner than expected. As previously announced, the hotel and restaurant portions of the property remained open, as there has been no flooding at or around the property.

About Pinnacle Entertainment

Pinnacle Entertainment owns and operates casinos in Nevada, Mississippi, Louisiana, Indiana and Argentina, and receives lease income from two card club casinos, both in the Los Angeles metropolitan area. The Company is currently building a major casino resort in Lake Charles, Louisiana and has been selected for two casino development projects in the St. Louis, Missouri area. Each of these development projects is dependent upon final approval by the Louisiana Gaming Control Board and the Missouri Gaming Commission, respectively.

All statements included in this press release, other than historical information or statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the Company’s development plans, are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances that could significantly affect future results. Accordingly, Pinnacle Entertainment cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, construction-related factors that could prevent the Company from completing its construction and development projects within budget and on time. For more information on the potential factors that could affect the Company’s financial results and business, review the Company’s filings with the SEC, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.